                                                                                                                           Exhibit 23.1
                      Independent Registered Public Accounting Firm's Consent
We consent to the incorporation by reference in the Registration Statement of AmBase Corporation on Form S-8 (file Nos. 333-22553, 33-27417, 33-32224 and 33-17829) of our report dated March 30, 2011, with respect to our audit of the consolidated financial statements and financial statement schedule of AmBase Corporation as of December 31, 2010, and for the year ended December 31, 2010, which report is included in this Annual Report on Form 10-K of AmBase Corporation for the year ended December 31, 2010.

/s/ Marcum LLP
New Haven, Connecticut
March 30, 2011